For EDGAR Filing
- ----------------

March 9, 1995
Our 136th Year


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

RE:  Gehl Company (File No. 0-18110)
     Definitive Proxy Statement for 1995 Annual Meeting

Gentlemen:

On behalf of Gehl Company (the "Company"), transmitted herewith for filing under the Securities Exchange Act of 1934, as amended, is the Company's definitive 1995 Proxy Statement for its 1995 annual meeting of shareholders. This filing is being effected by direct transmission to the EDGAR System. The Company currently intends to mail proxy materials to its shareholders beginning on or about March 13, 1995.

On March 6, 1995, the Company made a wire transfer in the amount of $125 in payment of the prescribed filing fee to the United States designated lockbox depository at Mellon Bank in Pittsburgh, Pennsylvania. The Company's filing fee account number is 0000856386.

Please contact the undersigned at (414) 334-6643 if you have any questions or comments regarding the foregoing matter.

                                             Sincerely,


                                             Laurence M. Schwartz
                                             Corporate Attorney

                           SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                             (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement             [  ] Confidential, for Use of the
                                                  Commission Only (as
                                                  permitted by Rule 14a-
                                                  6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
     12

                                   Gehl Company
               ________________________________________________



               (Name of Registrant as Specified in its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[  ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                 GEHL COMPANY


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 27, 1995


To the Shareholders of Gehl Company:

          NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Gehl Company will be held on Thursday, April 27, 1995, at 3:00 P.M., local time, at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin 53095, for the following purposes:

          1. To elect three directors to hold office until the 1998 annual meeting of shareholders and until their successors are duly elected and qualified.

          2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The close of business on March 1, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

          A proxy for the meeting and a proxy statement are enclosed herewith.

                                        By Order of the Board of Directors
                                        GEHL  COMPANY


                                        Michael J. Mulcahy
                                        Secretary

West Bend, Wisconsin
March 13, 1995


YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. YOU ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                 GEHL COMPANY
                               143 Water Street
                          West Bend, Wisconsin 53095

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 27, 1995

          This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Gehl Company (the "Company") beginning on or about March 13, 1995, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Thursday, April 27, 1995, at 3:00 P.M., local time, at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin 53095, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

          Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting.

          A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no notice of any matters to be presented for action by the shareholders at the Annual Meeting.

          Only holders of record of the Company's Common Stock, $.10 par value per share (the "Common Stock"), at the close of business on March 1, 1995, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,169,523 shares of Common Stock, each of which is entitled to one vote per share.


                             ELECTION OF DIRECTORS

          The Company's By-laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 1998 Annual Meeting and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominees should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for other nominees selected by the Board.

          Directors are elected by a plurality of the votes cast (assuming a quorum is present). Consequently, shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by the Inspector of Election appointed by the Board.

          The following sets forth certain information, as of March 1, 1995, about each of the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.


Nominees for Election at the Annual Meeting

Terms expiring April, 1998

Fred M. Butler, 59, has served as President and Chief Executive Officer of The Manitowoc Company, Inc. (a manufacturer of cranes and commercial ice cube dispensers) since 1990. Mr. Butler has held various management positions with The Manitowoc Company, Inc. since 1988.

William D. Gehl, 48, has served as President and Chief Executive Officer of the Company since November, 1992. From January, 1990 until joining the Company, Mr. Gehl was Executive Vice President, Chief Operating Officer, General Counsel and Secretary of The Ziegler Companies, Inc. (a financial services holding company). Mr. Gehl held various management positions with The Ziegler Companies from 1978 to 1990. Mr. Gehl is a member of the Florida and Wisconsin Bar Associations. Mr. Gehl has served as a director of the Company since 1987. Mr. Gehl is also a director of the Equipment Manufacturers Institute (a Chicago-based trade association of agricultural and construction equipment manufacturers).

John W. Splude, 49, has served as President and Chief Executive Officer of HK Systems (the successor to Harnischfeger Engineers, Inc. and Eaton Kenway; an integrator and manufacturer of material handling systems) since October, 1993. Prior to the purchase of HK Systems, Mr. Splude served as President of Harnischfeger Engineers, a wholly-owned subsidiary of Harnischfeger Industries, Inc., since 1987. Mr. Splude is also Vice Chairman of the Material Handling Institute (a trade association of material handling equipment manufacturers).

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.


Directors Continuing in Office

Terms expiring April, 1996

Roger E. Secrist, 55, was Chairman and Chief Executive Officer of ANGUS Chemical Company (an international specialty chemical company and a wholly owned subsidiary of Alberta Natural Gas Company Ltd.) until his retirement in 1994. Mr. Secrist has served as a director of the Company since 1991. Mr. Secrist is also a director of Medalist Industries, Inc. (a manufacturer of industrial and consumer products).

Richard G. Sim, 50, has served as Chairman, President, Chief Executive Officer and a director of Applied Power Inc. (a manufacturer of tools, equipment, systems, components and consumable items). Mr. Sim has served as a director and President of Applied Power Inc. since 1985, as Chief Executive Officer since 1986 and as Chairman of the Board and Chief Executive Officer since 1988. Prior to joining Applied Power, Mr. Sim held a variety of management positions at General Electric. Mr. Sim has served as a director of the Company since 1991. Mr. Sim is also a Regent of the Milwaukee School of Engineering and a director of IPSCO, Inc. (a Canadian-based steel company located in Saskatchewan, Canada).


Terms expiring April, 1997

John W. Findley, 48, has served as Chairman, President and Chief Executive Officer and a director of Findley Adhesives, Inc. (a manufacturer of various types of adhesives) since 1988. Mr. Findley has held various management positions with Findley Adhesives, Inc. since 1975. Mr. Findley has served as a director of the Company since 1993.

John W. Gehl, 53, has served as Vice President, International, of the Company since 1992 and as a Vice President of the Company since 1977. Mr. Gehl joined the Company in 1962 and has served in a variety of positions in marketing, manufacturing and strategic planning. Mr. Gehl has served as a director of the Company since 1974.

Arthur W. Nesbitt, 67, has served as the President and Chief Executive Officer and a director of Nasco International (a mail order and metal fabrication company) since 1974. Mr. Nesbitt has served as a director of the Company since 1983. Mr. Nesbitt is also a director of Blue Cross/Blue Shield United of Wisconsin (a medical insurance company), United Wisconsin Services Inc. (an insurance holding company), Competitive Wisconsin, Inc. (an association of business, education and labor promoting the State of Wisconsin), Dairy and Food Industries Supply Association, Inc. (a Washington, D.C., organization sponsoring a trade show for food and milk processing equipment), Geneve Corporation (a private holding company) and Wisconsin Manufacturers and Commerce (a business association promoting the improvement of the economic climate of the State of Wisconsin).


                              BOARD OF DIRECTORS

          The Board held five meetings in 1994. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served during 1994.

          The Board has standing Audit, Compensation and Benefits, and Nominating Committees. The Audit Committee reviews the scope, timing and results of the audit of the Company's financial statements by the Company's independent auditors and reviews with the independent auditors management's policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews and evaluates the independence of the Company's independent auditors, approves services rendered by such auditors and recommends to the Board the engagement, continuation or discharge of the Company's independent auditors. Messrs. Findley, Peter A. Fischer and Sim (Chairman) are members of the Audit Committee. The Audit Committee held two meetings in 1994. Mr. Fischer will retire as a director effective at the time of the Annual Meeting.

          The Compensation and Benefits Committee determines compensation levels for the Company's executive officers and reviews management's recommendations as to the compensation to be paid to other key personnel. The members of the Compensation and Benefits Committee, which held two meetings in 1994, are Messrs. Findley, Fischer, Nesbitt and Secrist (Chairman). The Stock Option Sub-Committee of the Compensation and Benefits Committee makes recommendations to the Board in connection with the Gehl Company 1987 Stock Option Plan. The members of the Stock Option Sub-Committee, which held one meeting in 1994, are Messrs. Findley, Fischer, Nesbitt, and Secrist (Chairman).

          The function of the Nominating Committee includes recommending those persons to be nominated by the Board for election as directors of the Company and recommending persons to fill vacancies on the Board. The members of the Nominating Committee, which held one meeting in 1994, are Messrs. J.W. Gehl, W.D. Gehl, Nesbitt (Chairman) and Secrist. The Nominating Committee will consider nominees recommended by shareholders, but has no established procedures which must be followed to make a recommendation. The Company's By-laws set forth certain requirements for shareholders wishing to nominate director candidates for consideration by shareholders. With respect to an election of directors to be held at an annual meeting, among other things, a shareholder must give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.

          Directors who are officers or employees of the Company receive no compensation as such for service as members of the Board or committees thereof. In 1994, non-employee directors received an annual retainer fee of $7,000, plus a fee of $600 for each Board meeting and a fee of $500 ($550 for the committee chairman) for each committee meeting attended, provided that, if a committee meeting was scheduled on the same day as a Board meeting, no fee for committee meeting attendance was paid. Committee meetings are normally scheduled on Board meeting dates.


                            PRINCIPAL SHAREHOLDERS

Management
          The following table sets forth certain information, as of March 1, 1995, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below and all directors, nominees and executive officers as a group. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

                    Name of Individual
                    or Number in Group             Shares of
                                                  Common Stock Percent
                                                  Beneficially   of
                                                    Owned(1)    Class

        William D. Gehl . . . . . . . . . . . . .  163,758(2)   2.7%
        Fred M. Butler  . . . . . . . . . . . . .        0        -
        John W. Findley . . . . . . . . . . . . .    1,000        *
        Peter A. Fischer  . . . . . . . . . . . .    6,000(3)     *
        John W. Gehl  . . . . . . . . . . . . . .  445,412(4)   7.2%
        Arthur W. Nesbitt . . . . . . . . . . . .    2,525        *
        Roger E. Secrist  . . . . . . . . . . . .      300        *
        Richard G. Sim  . . . . . . . . . . . . .   20,000        *
        John W. Splude  . . . . . . . . . . . . .        0        -
        Victor A. Mancinelli  . . . . . . . . . .  104,987(5)   1.7%

        All directors, nominees and executive      816,446      13.1%
        officers as a group (14 persons)  . . . .

*  The amount shown is less than 1% of the outstanding shares.

(1) Includes shares subject to exercisable options as of March 1, 1995, and options exercisable within 60 days of such date as follows: Mr. J.W. Gehl, 16,708 shares; and all executive officers as a group, 79,164 shares.

(2) Includes 96,428 shares subject to certain restrictions under Mr. W.D. Gehl's employment agreement with the Company. See "Executive Compensation - Employment Agreements". Mr. W.D. Gehl has no investment power over the restricted shares.

(3) Mr. Fischer will retire as a director effective at the time of the Annual Meeting.

(4) Includes (i) 92,754 shares held by the Mark M. Gehl Family Trust over which Mr. J.W. Gehl has sole voting power but no dispositive power, (ii) 10,500 shares held by a custodial account for a child, and (iii) 16,708 shares subject to options under the Gehl Company 1987 Stock Option Plan which were exercisable as of March 1, 1995 and/or exercisable within 60 days of such date. The total set forth in the table does not include 6,000 shares and 31,500 shares held by Mr. J.W. Gehl's wife and adult children, respectively, of which beneficial ownership is disclaimed. Mr. J.W. Gehl's address is 143 Water Street, West Bend, Wisconsin 53095.

(5) Includes 85,714 shares subject to certain restrictions under Mr. Mancinelli's employment agreement with the Company. See "Executive Compensation - Employment Agreements". Mr. Mancinelli has no investment power over these shares.

Other Beneficial Owners

          The following table sets forth certain information, as of December 31, 1994, regarding beneficial ownership by the other persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below has been reported in filings made on
Schedule 13G by the beneficial owners with the Securities and Exchange
Commission.


                             Amount and Nature of
                             Beneficial Ownership

                           Voting Power     Investment Power

Name and Address
of Beneficial Owner        Sole     Shared     Sole      Shared    Aggregate   Percent of Class

FMR Corporation
82 Devonshire Street       -0-      -0-        318,100   -0-       318,100      5.2%
Boston, MA 02109

Pioneering Management
Corporation
60 State Street            533,300  -0-        -0-       533,300   533,300      8.6%
Boston, MA 02109

                            EXECUTIVE COMPENSATION

Summary Compensation Information

          The following table sets forth certain information regarding compensation earned for the last three fiscal years by those persons who served as the Company's Chief Executive Officer and Chief Operating Officer during the 1994 fiscal year. No other officer of the Company earned cash compensation in excess of $100,000 during the 1994 fiscal year.


                             SUMMARY COMPENSATION TABLE
                                                 Long Term Compensation
                                                     Awards
                                   Annual
                                Compensation
                                                           Restricted
Name and                                                   Stock Awards         All Other
Principal Position      Year    Salary ($)    Bonus ($)      ($) (b)         Compensation ($)

William D. Gehl         1994    150,000       ---          ---                2,010(c)
President and           1993    150,000       34,911(a)    289,284            1,548
Chief Executive         1992     10,756       ---          ---               78,390
Officer

Victor A. Mancinelli    1994    140,000       ---          ---                2,389(c)
Executive Vice          1993    140,000       31,011(a)    257,142            1,604
President and Chief     1992     10,231       ---          ---               57,819
Operating Officer


(a) Consists of cash payments made to Messrs. W.D. Gehl and Mancinelli to offset the withholding tax obligation incurred as a result of their receipt of incentive shares awarded during fiscal 1992.

(b) The amounts in the table reflect the market value on the date of issuance of restricted shares of Common Stock awarded to Messrs. W.D. Gehl and Mancinelli under the terms of their employment agreements. See "Executive Compensation - Employment Agreements". The number of shares of restricted Common Stock held by Messrs. W.D. Gehl and Mancinelli and the market value of such shares at the end of fiscal 1994 were as follows: Mr. W.D. Gehl, 96,428 shares ($602,675); and Mr. Mancinelli, 85,714 shares ($535,712). Messrs. W.D. Gehl and Mancinelli are entitled to receive dividends, if any, on their shares of restricted stock.

(c) Consists of life insurance premiums and long-term disability insurance premiums paid by the Company for the benefit of Messrs. W.D. Gehl and Mancinelli.


Retirement Plan

          The Company maintains a defined benefit pension plan to provide retirement benefits to certain employees, including Messrs. W.D. Gehl and Mancinelli (the "Retirement Plan"). The following table estimates various annual benefits payable at age 65 to participants with the years of service and average compensation levels set forth below:


                      PENSION PLAN TABLE

                 Estimated Annual Benefits Payable at Age 65
    Final        For Indicated Years of Credited Service
   Annual
   Average          5        10       15        20        25        35+
 Compensation     Years    Years     Years     Years     Years     Years

$  75,000 .      $3,750   $7,500   $11,250   $15,000   $18,750   $26,250
  100,000 .       5,000   10,000    15,000    20,000    25,000    35,000
  150,000 .       7,500   15,000    22,500    30,000    37,500    52,500
  200,000 .      10,000   20,000    30,000    40,000    50,000    70,000

     A participant may elect one of several single life or joint and survivor annuity payment options which provide monthly retirement benefits calculated on an actuarial basis. Benefits under the Retirement Plan are not reduced by a participant's Social Security benefits. The Retirement Plan provides for reduced early retirement and pre-retirement benefits.

     Compensation covered by the Retirement Plan for Messrs. W.D. Gehl and Mancinelli is such person's salary as shown in the Summary Compensation Table. The number of years of credited service as of December 31, 1994, that will be recognized for Messrs. W.D. Gehl and Mancinelli is 2.2 years and 2.2 years, respectively.


Supplemental Retirement Benefit Agreements

     The Company has entered into a supplemental retirement benefit agreement under which Mr. W.D. Gehl will receive a monthly retirement benefit for fifteen years. Under the agreement, the monthly benefit to be received by Mr. W.D. Gehl is computed by multiplying the percentage by which benefits have vested by an amount equal to 20% of average monthly compensation computed by reference to the highest base salary earned during a consecutive five-year period. Mr. Mancinelli has entered into a similar supplemental retirement benefit agreement with the Company. This agreement is identical to Mr. W.D. Gehl's agreement, except that the percentage of average monthly compensation used in computing the monthly supplemental retirement benefit is 10%.

     Assuming full vesting, the estimated annual benefits payable to Messrs. W.D. Gehl and Mancinelli under the supplemental retirement benefit agreements based on their current salaries would be $30,000 and $14,000, respectively.

     The supplemental retirement benefit agreements provide for a pre-retirement death benefit consisting of ten annual payments each in the amount of 30% of the annual salary at death. Benefits vest under the supplemental retirement benefit agreements at a rate of 10% per year for the first four years following execution and are deemed to be fully vested after five years. In the event there is a "change of control of the Company", as defined in the supplemental retirement benefit agreements, benefits become 100% vested. As of December 31, 1994, Messrs. W.D. Gehl and Mancinelli were 20% vested under their respective agreements.

Employment Agreements

     The Company has entered into employment agreements with Messrs. W.D. Gehl and Mancinelli pursuant to which they are to serve as the President and Chief Executive Officer and Executive Vice President and Chief Operating Officer of the Company, respectively, through November 23, 1995. During the term of their respective employment agreements, Mr. W.D. Gehl and Mr. Mancinelli will be paid fixed annual base salaries of $150,000 and $140,000, respectively.

     Pursuant to the terms of their employment agreements, Messrs. W.D. Gehl and Mancinelli received shares of Common Stock (21,830 shares and 19,273 shares, respectively) as an incentive for entering into their employment agreements. In addition, Messrs. W.D. Gehl and Mancinelli were awarded in early 1993 shares of Common Stock (96,428 shares and 85,714 shares, respectively) subject to certain restrictions (the "Restricted Stock"). Messrs. W.D. Gehl and Mancinelli were provided compensation in early 1993 to offset the withholding tax obligation incurred as a result of the receipt of the incentive shares. Under their respective employment agreements, Messrs. W.D. Gehl and Mancinelli will not be eligible to participate in any incentive plans offered by the Company during the term of such agreements.

     The shares of Restricted Stock held by Messrs. W.D. Gehl and Mancinelli may not be sold or otherwise transferred until the shares are no longer subject to restriction (such period is referred to herein as the "Restriction Period"). The Restriction Period will terminate on the earlier of (i) the death or disability of the executive officer or the termination of such officer by the Company without cause, (ii) a "change in control" of the Company (as defined in the agreements), and (iii) January 3, 1996. During the Restriction Period, the Restricted Stock will be forfeited to the Company in the event the officer is terminated for cause or in the event the officer terminates his employment (other than as a result of death or disability). During the Restriction Period and prior to any forfeiture, the officers are entitled to all dividend and voting rights with respect to the Restricted Stock.

     If, for any reason other than cause or the executive officer's death or disability, the employment of Mr. W.D. Gehl or Mr. Mancinelli is terminated before the term of employment has been completed, the executive officer will be entitled to receive his full base salary for one (1) full year from the date of termination or until the end of the initial three (3) year term of the employment agreement, whichever is longer. In the event a "change in control" (as defined in each of the respective employment agreements) occurs during the term of employment, the executive officer may be entitled to receive additional payments as provided in their agreements.


Report on Executive Compensation

     This Report on Executive Compensation describes the policies employed generally by the Compensation and Benefits Committee and the Stock Option Sub-Committee for the development of the Company's executive compensation program and the application of these policies to executive compensation during fiscal 1994. The members of both the Compensation and Benefits Committee and the Stock Option Sub-Committee during fiscal 1994 were Messrs. Secrist (Chairman since May, 1994), Findley (member since May, 1994), Fischer (Chairman through April, 1994) and Nesbitt. All of these persons are non-employee directors of the Company.

     Function of the Compensation and Benefits Committee and Stock Option Sub-
Committee:

     The Compensation and Benefits Committee and the Stock Option Sub-Committee are responsible for separate aspects of the Company's compensation program for its executive officers.

     The Compensation and Benefits Committee develops and proposes to the Board the compensation program (other than the award of stock options) for executive officers. Final approval of the Company's executive compensation package is the responsibility of the Board. During fiscal 1994, the Board adopted the recommendations of the Compensation and Benefits Committee without material modification.

     The Stock Option Sub-Committee recommends to the Board stock option awards under the 1987 Stock Option Plan. Final approval of stock option awards is generally the responsibility of the Board. However, the 1987 Stock Option Plan provides that the recommendation of the Stock Option Sub-Committee with respect to stock option awards made to executive officers who are also directors are binding on the Board. The non-binding recommendations of the Stock Option Sub-Committee with respect to stock option grants were adopted without material modification by the Board in fiscal 1994.

Executive Compensation and Stock Option Policies:

     The basic policy of the Compensation and Benefits Committee and the Stock Option Sub-Committee is to provide a competitive compensation program for executive officers sufficient to attract and retain those executive officers considered crucial to the attainment of the Company's long-term strategic goals, including the enhancement of shareholder value. For the past several years, the compensation package for executive officers has consisted of base salary and equity-based awards, including stock options granted under the 1987 Stock Option Plan. In addition, the executive officers have also participated in the other employee benefit plans offered to employees of the Company.

     In determining salary levels for executive officers of the Company, the Compensation and Benefits Committee takes into consideration each individual's level of expertise and experience and his performance in his particular area during the past fiscal year. As described in greater detail below, the Compensation and Benefits Committee will also consider the financial performance of the Company in fixing salary levels, including Company-wide profitability, return on assets and return on equity. No specific weight is given to any of these factors, however, in establishing salary levels.

     During the fiscal years 1991 to 1993, the agricultural and light construction equipment markets served by the Company experienced significant downturns. Due to the adverse impact this had on the Company's financial condition, the Compensation and Benefits Committee found its discretion in establishing the compensation package for executive officers to be significantly limited by the constraints created by the Company's cash flow situation. The Compensation and Benefits Committee did not adopt any cash bonus programs during this period and implemented a 10% salary reduction for all executive officers (excluding Messrs. W. D. Gehl and V. A. Mancinelli, who were hired subsequent to the implementation of the salary reduction) and higher level salaried employees, effective in September, 1991. The salary reduction was subsequently made permanent.

     The improved agricultural and light construction equipment markets encountered by the Company during 1994, in conjunction with the results of actions taken by management to stabilize the Company's financial condition, provided the Compensation and Benefits Committee the opportunity to review the executive officer compensation program. Based upon the improving financial performance and condition of the Company during the first half of fiscal 1994 and the expected continuation of improved financial performance of the Company during the second half of the year, the Compensation and Benefits Committee accepted management's proposal and in turn recommended and the Board approved a general 3% salary increase effective July 1, 1994 for all salaried employees, including executive officers except for Messrs. W. D. Gehl and
V. A. Mancinelli, who have salaries fixed by employment agreements. See "Executive Compensation - Employment Agreements".

     To provide a performance incentive for its executive officers and other key management personnel, the Company has also continued to make equity-based awards, comprised of awards of stock options under the 1987 Stock Option Plan. The purpose of the 1987 Stock Option Plan is consistent with the basic policy of the Company's executive compensation program which is designed to promote the achievement of the long-range strategic goals of the Company and to enhance shareholder value. Stock options awarded under the 1987 Stock Option Plan generally vest over a three-year period. The Stock Option Sub-Committee considers the financial performance of the Company in determining whether in the first instance to grant stock options and in determining the size of any stock option awards made under the 1987 Stock Option Plan. In addition, the Stock Option Sub-Committee considers the level of responsibility of the individual executive officer within the Company, the performance of such officer in his area of responsibility and the officer's salary grade in recommending the size of stock option awards under the 1987 Stock Option Plan. Although these factors are considered, the Stock Option Sub-Committee does not assign any specific weight to one factor as compared to the others in making its determination.

     Given the improved financial performance of the Company in the 1994 fiscal year, the Stock Option Sub-Committee recommended, in December, 1994, and the Board approved, stock option grants to each of the Company's executive officers (except for Messrs. W.D. Gehl and V.A. Mancinelli, who have compensation packages fixed by employment agreements. See "Executive Compensation - Employment Agreements".). Options relating to an aggregate of 25,000 shares of Common Stock were awarded to the executive officers in 1994.

     In addition to base salary and the potential for equity-based awards, all executive officers of the Company are eligible to participate in the various employee benefit plans offered to employees of the Company. The Company's policy with respect to these plans (including the Company's retirement plan, savings plan and life insurance program) is to provide competitive benefits to its employees, including executive officers, to encourage their continued service with the Company and to attract qualified individuals for available Company positions.


CEO Compensation:

     Under his employment agreement, Mr. W. D. Gehl, who was employed by the Company in November, 1992, receives an annual base salary of $150,000, which the Compensation and Benefits Committee, after reviewing salaries paid by comparable companies, determined to be below the market average at the time of Mr. W. D. Gehl's employment. Mr. W. D. Gehl's fixed salary was established at a level lower than the amount which normally would have been prescribed by the Company's compensation strategy solely to assist the Company in managing its cash flow. In lieu of additional salary and the normal perquisites traditionally offered to the Company's chief executive officer, and in recognition of the qualifications and experience Mr. W. D. Gehl would bring to the Company, he was awarded 21,830 shares of Common Stock (as well as a tax offset award) as an incentive for entering into his employment agreement and received in early 1993 an additional 96,428 shares of Common Stock subject to certain restrictions. The terms of the restricted shares are described elsewhere in this Proxy Statement. See "Executive Compensation - Employment Agreements". The Compensation and Benefits Committee determined that offering shares of Common Stock in lieu of cash compensation would provide a further incentive to maximize long-term shareholder value. Mr. W. D. Gehl is also entitled under his employment agreement to participate in various benefit plans offered by the Company, but will not be eligible during the three-year term of his employment agreement to participate in any incentive bonus plans which may be subsequently implemented by the Company.


Deductibility of Executive Compensation:

     The Compensation and Benefits Committee and the Stock Option Sub-Committee have considered the implications of Section 162(m) of the Internal Revenue Code, and the regulations adopted thereunder, limiting the deductibility by the Company of non-performance related executive compensation in excess of $1 million per officer. The Compensation levels of the Company's executive officers fall well below the threshold and, accordingly, no specific changes in the Company's compensation program were viewed as necessary relative to the Section 162(m) limitations.


COMPENSATION AND BENEFITS COMMITTEE
STOCK OPTION SUB-COMMITTEE

     Roger E. Secrist (Chairman)
     John W. Findley
     Peter A. Fischer
     Arthur W. Nesbitt

                            PERFORMANCE INFORMATION

          The following graph compares the cumulative total return (change in stock price plus reinvested dividends) during the last five years of the Common Stock with the Standard & Poor's 500 Composite Index (the "S & P 500 Composite") and the Standard & Poor's Machinery-Diversified Index (the "S & P Machinery-Diversified"). The graph assumes $100 was invested on December 31, 1989, in each of the three alternatives.



             Comparison of Five Year Cumulative Market Performance
          Among S&P 500, S&P Machinery-Diversified, and Gehl Company
(Assumes $100 invested December 31, 1989 with dividends reinvested)


                      December 31,  December 31,  December 31,  December 31,  December 31, December 31,
                         1989          1990          1991          1992          1993         1994

S&P Composite 500        $100          $ 95          $121          $126          $135         $135

S&P Machinery-
  Diversified            $100          $ 87          $101          $100          $146         $148

  Gehl                   $100          $ 67          $ 30          $ 23          $ 45         $ 55


   Although the companies included in the S & P Machinery-Diversified Index generally have a larger market capitalization than the Company, such companies are believed to provide the closest peer group representation with respect to the industries served by the Company (agricultural implements and light construction equipment).

                                 MISCELLANEOUS

Independent Auditors

The Board has appointed Price Waterhouse as the Company's independent auditors for 1995. Price Waterhouse acted as the independent auditors for the Company for the year ended December 31, 1994. Representatives of Price Waterhouse are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.


Shareholder Proposals

          Proposals which shareholders of the Company intend to present at the 1996 Annual Meeting and have included in the Company's proxy statement must be received by the Company by the close of business on November 14, 1995. In addition, a shareholder who otherwise intends to present business at the 1996 Annual Meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.


Other Matters

          The cost of soliciting proxies, if any, will be borne by the Company. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company.

          The Company will provide without charge a copy of its Annual Report on Form 10-K (including financial statements and financial schedules, but not including exhibits thereto), as filed with the Securities and Exchange Commission, to each person who is a record or beneficial holder of Common Stock as of the record date for the Annual Meeting. A written request for a Form 10-K should be addressed to Gehl Company, Attention: Secretary, 143 Water Street, West Bend, Wisconsin 53095.



                              By Order of the Board of Directors
                              GEHL COMPANY



                              Michael J. Mulcahy
                              Secretary


March 13, 1995

                             GEHL SAVINGS PLAN
          This Proxy is Solicited on Behalf of the Board of Directors

GEHL COMPANY
143 Water Street
West Bend, WIsconsin 53095

The undersigned hereby appoints William D. Gehl and Michael J. Mulcahy, or either of them (with full power of substitution in each of them), as Proxies and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Gehl Company held of record by the undersigned on March 1, 1995, at the annual meeting of shareholders to be held on April 27, 1995, or any adjournment or postponement thereof.

  1.  ELECTION OF DIRECTORS (terms expiring at the 1998 Annual Meeting)
      ___ FOR all nominees listed below    ___ WITHHOLD AUTHORITY
          (except as marked to the             to vote for all nominees
          contrary below)                      listed below

          Fred M. Butler, William D. Gehl and John W. Splude

  INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

       _________________________________________________________________

  2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                           (continued on reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, if no direction is made, this proxy will be voted "FOR" the election of the BOARD's nominees.

                        Please sign exactly as name appears
                    hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    DATED:_____________________________, 1995.
                    __________________________________________
                    Signature
                    __________________________________________
                    Signature (if held jointly)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

        This Proxy is Solicited on Behalf of the Board of Directors

GEHL COMPANY
143 Water Street
West Bend, Wisconsin 53095

The undersigned hereby appoints William D. Gehl and Michael J. Mulcahy, or either of them (with full power of substitution in each of them), as Proxies and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Gehl Company held of record by the undersigned on March 1, 1995, at the annual meeting of shareholders to be held on April 27, 1995, or any adjournment or postponement thereof.

  1.  ELECTION OF DIRECTORS (terms expiring at the 1997 Annual Meeting)

      ___ FOR all nominees listed below     ___ WITHHOLD AUTHORITY
          (except as marked to the              to vote for all nominees
          contrary below)                       listed below

     Fred M. Butler, William D. Gehl and John W. Splude

INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

     ___________________________________________________________________

  2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                           (continued on reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, if no direction is made, this proxy will be voted "FOR" the election of the BOARD's nominees.

                                Please sign exactly as name appears hereon.
                                When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                DATED:_____________________________, 1995.

                                _________________________________________
                                Signature
                                _________________________________________
                                Signature (if held jointly)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE